Exhibit (5)(A)

                         FORM OF FISCAL AGENCY AGREEMENT

                               REPUBLIC OF HUNGARY


          FISCAL AGENCY AGREEMENT (the "Agreement") dated as of December 15, 2004, between the Republic of Hungary (the "Republic"), and Citibank, N.A., London (the "Fiscal Agent", "Registrar", or "Agent") .

          1. The Debt Securities. The Republic is issuing and selling, pursuant to an Underwriting Agreement described in Schedule I hereto (the "Underwriting Agreement"), the debt securities as described in Schedule I and substantially in the form of Exhibit I attached hereto (each a "Debt Security", and collectively, the "Debt Securities"). The Debt Securities may be issued in the form and in the denominations specified in Schedule I hereto and integral multiples thereof.

          The Debt Securities may have such letters, numbers or other marks of identification or endorsements not referred to herein placed thereon as may be required to comply with any law or with any rules made pursuant thereto or with the rules of any securities exchange or governmental agency or as may, consistently herewith, be determined by the authorized signatory of the Republic specified in Schedule I hereto (the "Republic Authorized Signatory"), as conclusively evidenced by his execution of the Debt Securities.

          The Debt Securities will be issued in the form of one or more fully registered global debt securities (the "Global Debt Securities") which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the "Depository" or "DTC") and registered in the name of Cede & Co., the Depository's nominee. Beneficial interests in the Global Debt Securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depository ("participants"). Investors may elect to hold interests in the Global Debt Securities through either the Depository (in the United States) or Euroclear Bank S.A./N.V., Brussels Office, as operator of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream, Luxembourg") (in Europe), if they are participants of such systems, or indirectly through organizations which are participants in such systems. Euroclear and Clearstream, Luxembourg will hold interests on behalf of their participants through customers' securities accounts in Euroclear's and Clearstream, Luxembourg's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in such depositaries' names on the books of the Depository. Except as set forth in Condition 8 of the Debt Securities, the Global Debt Securities may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee.

          So long as the Depository or its nominee is the registered owner of the Global Debt Securities, the Depository or such nominee, as the case may be, will be considered the sole owner or holder or the Debt Securities represented by the Global Debt Securities for all purposes under this Agreement. Except as provided in Condition 8 of the Debt Securities, owners of

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beneficial interests in the Global Debt Securities will not be entitled to have
Debt Securities represented by the Global Debt Securities registered in their names, will not receive or be entitled to receive physical delivery of Debt Securities in definitive form and will not be considered the owners or holders thereof under this Agreement.

          Interest will be payable quarterly on each "Interest Payment Date", as defined in the Debt Securities, to holders of record on each "Record Date", as defined in the Debt Securities. Notwithstanding anything to the contrary provided herein, any payment of principal or interest or additional amounts, if any, falling due on a day which is not a business day for the Fiscal Agent will be payable on the next succeeding business day and no interest shall accrue for such intervening period, provided however that if that next succeeding business day falls in the next calendar month, such payment of principal or interest will be payable on the first preceding business day. Except as otherwise provided below, interest will be paid by check mailed to each holder of record on the relevant Record Date at the address of such person as shown on the Debt Security register. Any record holder of Debt Securities, the aggregate principal amount of which equals or exceeds U.S. $1,000,000, may, by written notice to the Fiscal Agent no later than the Record Date therefor, elect to receive, and the Fiscal Agent shall pay, the interest payment in respect of such Debt Securities by wire transfer in same-day funds to a bank account maintained by such holder in the United States.

          2. Appointment as Agent. The Republic hereby appoints the Fiscal Agent as its Paying Agent and Registrar for the Debt Securities to perform such duties as are hereinafter set forth.

          3. Duties as Paying Agent. The Republic hereby authorizes and directs the Fiscal Agent, and the Fiscal Agent hereby agrees, to calculate interest on the Global Debt Securities in the manner provided in the Global Debt Securities, to make payments of the principal of and interest, and additional amounts, if any, on the Global Debt Securities in the manner provided in the Global Debt Securities and in accordance with the regular procedures established by the Depository for the Global Debt Securities specified in Schedule I hereto. If the Debt Securities are issued in definitive form, the Republic hereby authorizes and directs the Fiscal Agent, and the Fiscal Agent hereby agrees, to make payments on behalf of the Republic in the City and State of New York or London of principal of and interest and additional amounts, if any, on the Debt Securities in the manner provided in the Debt Securities. The Republic will ensure that, no later than 10:00 a.m. (New York time) on the second Business Day prior to each date on which any payment in respect of the Debt Securities becomes payable by the Republic under this Section, the Fiscal Agent shall receive from the bank paying on behalf of the Republic an irrevocable payment confirmation that such payment will be made to the Fiscal Agent. The Republic shall deposit with the Fiscal Agent at its bank in The City of New York at 10:00 a.m. New York time on the payment date in U.S. dollar denominated Federal funds sums sufficient for such payments of principal of and interest and additional amounts, if any, on the Debt Securities. However, unless and until the full amount of any such payment has been made to the Fiscal Agent or unless and until the Fiscal Agent is satisfied that such payment will be made, neither it nor the Paying Agent shall be bound to make payments in respect of the Debt Securities as aforesaid. If the Agent makes any such payment on behalf of the Republic under this Section 3, the Republic shall be liable on demand by the Agent to pay to the Agent the amount so paid out, together with interest thereon at such a rate as the Agent may certify as the aggregate of 1% per annum and the cost of funding any such payment made by it (as reasonably determined by the Agent).

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          The Fiscal Agent shall not be liable for any interest on any such monies held by it under this Agreement and any money held by it need not be segregated except as required by law.

          In the event that any holder of Debt Securities shall deliver to the Republic written notice of a default and/or an event of acceleration, as provided in the Debt Securities, the Republic shall, by telefax, relay such notice to the Fiscal Agent. Such notice shall be confirmed in writing by the Republic, as promptly as possible, to the Fiscal Agent. In the event that any holder of Debt Securities shall deliver to the Fiscal Agent notice of a default and/or an event of acceleration, the Fiscal Agent shall relay such notice to the Republic as promptly as possible by telefax and post pursuant to Section 10 hereof.

          If the Debt Securities are issued in definitive form the Republic shall appoint a paying agent in the City and State of New York.

          The Agent shall, at the request of any holder of the Debt Securities, issue Voting Certificates and Block Voting Instructions in a form and manner which comply with the provisions of Schedule II (Provisions for Meetings of the Holders of the Debt Securities) hereto (except that it shall not be required to issue the same less than 48 hours before the time fixed for any Meeting provided for therein). The Agent shall keep a full record of Voting Certificates and Block Voting Instructions issued by it and shall give to the Republic, not less than 24 hours before the time appointed for any Meeting, full particulars of all Voting Certificates and Block Voting Instructions issued by it in respect of such Meeting.

          The Fiscal Agent shall promptly forward to the Republic a copy of any notice or communication addressed to the Republic by any holder of the Debt Securities which is received by the Fiscal Agent.

          The Fiscal Agent shall, upon and in accordance with instructions of the Republic received at least 10 days before the proposed publication date, arrange for the publication at the expense of the Republic of any notice which is to be given to the holders of the Debt Securities and shall supply a copy thereof to each Euroclear, Clearstream, Luxembourg and any stock exchange on which the Debt Securities may be listed.

          With respect to the Debt Securities in definitive form, upon request by the Republic, as soon as practicable (and in any event within three months) after each interest payment date, the Fiscal Agent shall notify the Republic (on the basis of the information available to it) of the number of any Debt Securities in definitive form against surrender of which payment has been made and of the number of any Debt Securities in definitive form which have not yet been surrendered for payment.

          The Agent shall also perform any other duties of the Paying Agent specified in the Debt Securities.

          The Debt Securities shall not be amended to change or increase the duties of the Agent without the Fiscal Agent's prior written consent, which consent may not be unreasonably withheld.

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          The Fiscal Agent shall comply with all United States backup withholding tax and information reporting requirements under the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder applicable to payments under, or with respect to, the Debt Securities (including the collection of Internal Revenue Service Forms W-8 or W-9 and the filing of Forms 1099 with respect to such payments).

          4. Duties as Registrar and Fiscal Agent. The Fiscal Agent, as Registrar, shall keep at its office in London a register of the names and addresses of the holders of Debt Securities and nominal value of the Debt Securities held by them and in which transfers of Debt Securities shall be registered.

          The Debt Securities shall be executed on behalf of the Republic manually or by the facsimile signature of the Republic Authorized Signatory and shall bear the facsimile of the written, printed or stamped name of the Republic thereon imprinted. The Fiscal Agent may rely, in good faith, on Debt Securities bearing the signature of an individual who was at any time the Republic Authorized Signatory which signature shall bind the Republic, notwithstanding that such individual shall have ceased to hold such office prior to the authentication and delivery of such Debt Securities. The Republic will deliver to the Fiscal Agent a certificate of authorization for the Republic Authorized Signatory.

          The Fiscal Agent shall authenticate and deliver on original issuance the aggregate principal amount of the Debt Securities to or upon the order of the Republic Authorized Signatory, registered in the name of Cede & Co. and in the denominations as requested by the Underwriters named in the Underwriting Agreement (the "Underwriters"). The Debt Securities shall be dated the date of their authentication by the Fiscal Agent. Thereafter, the Fiscal Agent is authorized from time to time to authenticate and deliver Debt Securities upon transfers or exchanges thereof or in exchange for mutilated Debt Securities or in lieu of destroyed, stolen or lost Debt Securities.

          Transfers of the Debt Securities shall be effected in compliance with Condition 8 of the Debt Securities.

          In the event that a Global Debt Security is exchanged for certificated Securities in definitive registered form, pursuant to Condition 8 of the Debt Security, such Debt Securities may be exchanged or transferred for one another only in accordance with such procedures as may be, from time to time, adopted by the Republic so as to comply with the Securities Act and the rules and regulations promulgated thereunder.

          If the Debt securities are issued in definitive form the Republic shall appoint a transfer agent in the City and State of New York.

          The Republic may from time to time deliver to the Fiscal Agent Debt Securities in definitive form for cancellation, whereupon the Fiscal Agent shall cancel such Debt Securities in definitive form. In addition, the Republic may from time to time procure the delivery to the Fiscal Agent of a Global Debt Security with instructions to cancel a specified aggregate principal amount of Debt Securities represented by it (which instructions shall be accompanied by confirmation from Euroclear or Clearstream, Luxembourg that Debt Securities having such

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aggregate principal amount may be cancelled), whereupon the Fiscal
Agent shall procure that there is noted on the schedule to such Global Debt Security the aggregate principal amount of Debt Securities so cancelled and the remaining principal amount of such Global Debt Security (which shall be the previous principal amount thereof less the aggregate principal amount of the Debt Securities so cancelled) and shall procure the signature of such notation on its behalf.

          The Fiscal Agent shall also perform any other duties of Registrar specified in the Debt Securities.

          The Debt Securities shall not be amended to change or increase the duties of the Fiscal Agent as Registrar without such Agent's prior written consent. Such consent shall not be unreasonably withheld.

          5. Terms of Acceptance of Appointments. The Fiscal Agent hereby accepts its appointments as Paying Agent and Registrar under this Agreement upon the further terms and conditions hereinafter set forth:

          (a) the Agent undertakes to perform only such duties as are specifically set forth in this Agreement or are incorporated into this Agreement by reference to the Debt Securities;

          (b) no provisions of this Agreement shall relieve the Agent from liability for its own negligent action or willful default, or its own willful misconduct except that:

               (1) the duties of the Agent shall be limited as provided in paragraph (a) of this Section; and

               (2) in the absence of bad faith on the part of the Agent, the Agent may conclusively rely upon and be protected in acting or refraining from acting upon certificates or opinions conforming to the requirements of this Agreement as to the truth of the statements and the correctness of opinions expressed therein;

          (c) the Agent may rely in good faith and shall be protected in acting on any instruction, resolution, certificate, opinion, notice, request, order, appraisal, report, information, Debt Security or other paper or document reasonably believed by it to be genuine and to have been signed by the authorized party or parties;

          (d) the Agent may consult with counsel or other professional advisers selected by it (who may be counsel for the Republic) and an opinion of such counsel or adviser shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such opinion;

          (e) the Agent, in its individual or any other capacity, may become the owner or pledgee of Debt Securities with the same rights it would have if it was not Paying Agent or Registrar and may engage or be interested in any financial or other transaction with the Republic, and may act on, or as depository, trustee or agent for, any committee or body of holders of Debt Securities or other obligations of the Republic, as freely as if it was not an Agent or such aforementioned person;

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          (f) in acting under this Agreement, the Agent is acting solely as agent of the Republic, does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Debt Securities and does not assume any responsibility for the correctness of the recitals in the Debt Securities, except that (i) all funds held by the Agent as Paying Agent for payment of principal of or interest on the Debt Securities shall be held in trust for the benefit of the holders of Debt Securities entitled thereto subject to the provisions of the following paragraph (g) and (ii) the provisions of Section 6 hereof are for the benefit of the holders of Debt Securities;

          (g) any moneys deposited with the Fiscal Agent, as Paying Agent, for the payment of the principal of and interest and additional amounts, if any, on any Debt Security remaining unclaimed for two years after such principal of or interest on or additional amounts on such Debt Security shall have become due and payable shall be repaid, and notice of the existence of such funds shall be given to the Republic by the Fiscal Agent, and the holder of such Debt Security shall thereafter, as an unsecured general creditor, look only to the Republic for any payment to which such holder may be entitled;

          (h) all Debt Securities (i) surrendered to the Fiscal Agent, as Registrar, for exchange or transfer or (ii) paid by the Fiscal Agent, as Paying Agent, shall be canceled by the Fiscal Agent and kept by the Fiscal Agent in accordance with its customary procedures, and, upon request of the Republic, evidence of such cancellation (and any subsequent destruction) shall be promptly forwarded by the Fiscal Agent to the Republic, and the registered owner thereof shall be stricken from the register of Debt Securities held by the Fiscal Agent;

          (i) notwithstanding any other provision of this Agreement to the contrary, under no circumstances shall the Agent be liable to the Republic or any other party to this Agreement for any consequential loss (being loss of business, goodwill or opportunity or profit) even if advised of the possibility of such loss or damage.

          (j) whenever in the administration of this Agreement, the Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Agent (unless other evidence be herein specifically prescribed) may rely in good faith upon a certificate signed by a Republic Authorized Signatory and delivered to the Agent; and

          (k) the duties and obligations of the Agent shall be determined solely by the express provisions of this Agreement, and the Agent shall be liable only for the performance of such duties and obligations as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement with respect to the Agent.

          6. Resignation and Removal; Appointment of Successor. The Agent may resign at any time by giving written notice to the Republic of its resignation, specifying the date on which its resignation shall become effective (which shall not be less than 90 days after the date on which notice is received, unless the Republic shall agree in writing to a shorter period);

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and the Republic may remove the Agent at any time by giving at least 30 days'
notice pursuant to Section 10 hereof to the Fiscal Agent, specifying the date on which such removal shall become effective, but in each case only in accordance with the following provisions:

          (a) any resignation or removal of the Agent shall be effective only upon appointment by the Republic of a qualified successor paying agent and registrar and the latter's acceptance thereof;

          (b) if the Agent shall resign, be removed or become incapable of acting as Paying Agent or Registrar for any cause, the Republic shall promptly appoint a successor paying agent or registrar;

          (c) any successor paying agent and registrar appointed by the Republic shall be a reputable financial institution legally qualified to act as such successor and having an established place of business in London, and the City and State of New York;

          (d) every successor paying agent or registrar appointed hereunder shall execute and deliver to the Republic and to the retiring paying agent or registrar an instrument accepting such appointment, which shall set forth its agreement to be bound by the terms hereof, and thereupon the resignation or removal of the retiring paying agent or registrar shall become effective and the successor, without further act or deed, shall become vested with all the rights, powers, trusts and duties of the retiring paying agent or registrar. Such retiring paying agent or registrar shall, at the direction of the Republic and upon payment of its compensation and expenses then unpaid, promptly deliver to its successor all sums held hereunder together with all records, unissued Debt Security certificates and other documents necessary or appropriate in connection with the performance of the duties of the successor paying agent or registrar under this Agreement;

          (e) The Republic shall give, or cause to be given, notice of each resignation and each removal of a paying agent or registrar and each appointment of a successor paying agent or registrar by publishing such notice in English in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper with general circulation in the respective market regions as the Republic shall determine. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made; and

          (f) The Republic agrees with the Fiscal Agent that, if on the day falling 30 days before the expiry of any notice given under Section 6, the Republic has not appointed a replacement Agent, then the Agent shall be entitled, on behalf of the Republic, to appoint in its place a reputable financial institution and the Republic shall not unreasonably object to such appointment, and if the Republic objects to such appointment, the Fiscal Agent may petition a court of competent jurisdiction to make such appointment.

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          7. Merger, Consolidation and Sale of Fiscal Agent. In the event of any merger or consolidation of the Fiscal Agent into another corporation or the sale of all or substantially all the Fiscal Agent's corporate trust business, the corporation resulting from such merger or consolidation, or the transferee in the case of any such sale, shall be the paying agent and registrar hereunder without further act or deed; provided, however, that such corporation shall be otherwise qualified and eligible under this Agreement.

          8. Compensation and Indemnification. The Republic agrees (1) to pay the Fiscal Agent reasonable compensation for its services as Paying Agent and Registrar under this Agreement, and to reimburse it upon its request in writing for all reasonable costs and expenses incurred by the Agent in accordance with any provision of this Agreement, such compensation and the further terms of such reimbursement to be mutually agreed upon from time to time by separate written agreements, and (2) to indemnify the Agent for, and to hold it harmless against any loss, liability or expense incurred by it without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or acting pursuant to this Agreement or the Debt Securities, including the reasonable costs and expenses (including counsel fees) of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or under the Debt Securities. The obligations of the Republic under this Section 8 shall survive payment of all of the Debt Securities or the resignation or removal of the Agent or the termination or expiry of this Agreement. None of the provisions contained in this Agreement shall require the Agent to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties.

          9. Appointment of Agent for Service. The Republic hereby appoints the Embassy of the Republic of Hungary, Office of the Trade Commissioner, 150 East 58th Street, 33rd Floor, New York, New York 10155, as its authorized agent (the "Authorized Agent") upon which process may be served in any action arising out of or based on this Agreement or the Debt Securities which may be instituted in any State or Federal court in New York, New York by the holder of a Debt Security of which the Fiscal Agent is acting as fiscal agent hereunder, and the Republic expressly accepts the jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable so long as any Debt Securities remain outstanding unless and until a successor agent shall have been appointed as the Republic's Authorized Agent and such successor Authorized Agent shall have accepted such appointment. The Republic will take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment or appointments in full force and effect as aforesaid. Service of process upon the Authorized Agent at the address indicated in this Section 9, or at such other address in the Borough of Manhattan, The City of New York, as may be the address of the Authorized Agent at the time of such service, and written notice of such service to the Republic (mailed or delivered to the Republic at the address set forth in Section 10 hereof) shall be deemed, in every respect, effective service of process upon the Republic. Upon receipt of such service of process, the Authorized Agent shall advise the Republic promptly in writing by telefax of its receipt thereof, but the failure to so advise shall have no effect on the validity or timeliness of any such service. Notwithstanding the foregoing, any action against the Republic arising out of or based on the Debt Securities may also be instituted by the holder of a Debt Security in any competent court in the Republic of Hungary. The Republic hereby waives irrevocably, to the fullest extent permitted by law, any immunity from jurisdiction to which it

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might otherwise be entitled in any action arising out of or based on this
Agreement or the Debt Securities which may be instituted as provided in this
Section in any State or Federal court in New York, New York, or in any competent court in the Republic of Hungary. Such waiver constitutes only a limited and specific waiver for the purposes of this Agreement and the Debt Securities and under no circumstances shall it be interpreted as a general waiver by the Republic or a waiver with respect to proceedings not arising out of or based on this Agreement or the Debt Securities. Neither such appointment nor such waiver shall be interpreted to include the waiver of any immunity with respect to: (i) actions brought against the Republic under U.S. State or Federal securities laws; (ii) present or future "premises of the mission" as defined in the Vienna Convention on Diplomatic Relations signed in 1961; (iii) "Consular premises" as defined in the Vienna Convention on Consular Relations signed in 1963; (iv) any other property or assets used solely or mainly for official state purposes in the Republic or elsewhere; or (v) military property or military assets or property or assets of the Republic related thereto.

          10. Notices. Any notice given pursuant to any of the provisions of this Agreement shall be delivered:

          (a) to the Republic at:

              Government Debt Management Agency Ltd.
              Csalogany u. 9-11
              H-1027 Budapest
              Hungary
              Attention:                Mr. Laszlo Buzas
              Telephone:                +36-1-488-9420
              Telecopier:               +36-1-488-9425


          (b) to the Fiscal Agent at the address specified in Schedule I hereto, or at such other address as may be specified in writing to the other party.

          11. Governing Law and Counterparts. This Agreement shall be construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such State (other than Section 5-1401 of the General Obligation Law of the State of New York), except with respect to its authorization and execution by the Republic, which shall be governed by the laws of the Republic of Hungary. This Agreement may be executed in any number of counterparts each of which will be considered to be an original.

          12. Amendments. This Agreement may be amended by written agreement of the parties hereto, without the consent of the registered holders of the Debt Securities, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein, or in regard to matters or questions arising under this Agreement as such parties may deem necessary or desirable and that shall not be inconsistent with the Debt Securities and shall not, as solely determined by the Republic, adversely affect the interests of the holders of Debt Securities.

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date specified in Schedule I hereto.

                        On behalf of the Republic of Hungary



                        By:     ____________________________
                        Name:   Ferenc Szarvas
                        Title:  Chief Executive Officer of the Government Debt
                                 Management Agency Ltd. of the Republic of
                                 Hungary as attorney for the Republic of
                                 Hungary represented by its Minister of Finance


                        Citibank, N.A., London


                        By:__________________________
                        Name:
                        Title:

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                                   SCHEDULE I


================================================================================
Date of Agreement:                               December 15, 2004
Name of Fiscal Agent:                            Citibank, N.A.
Address for Notices:                             5 Carmelite Street
                                                 London EC4Y 0PA
                                                 Attn: Bond Agency
                                                 Fax: (+44) 20 7508 3872
                                                 Tel: (+44) 20 7508 3760
Republic Authorized Signatory:                   Mr. Ferenc Szarvas

Description of Debt
Securities:
         Aggregate principal amount:             U.S. $100,000,000
         Form of Debt Securities:                Fully registered global bonds
         Depository:                             Depository Trust Company,
                                                  New York, New York
         Denominations:                          U.S. $1,000 and integral
                                                  multiples thereof
         Interest rate:                          Floating
         Currency of payment of interest:        U.S. Dollars
         Maturity:                               December 15, 2006
Description of Underwriting Agreement:
         Date of Underwriting Agreement:         December 8, 2004
         Names of parties:                       The Republic and the several
                                                 Underwriters named in
                                                 Schedule I thereto
================================================================================

                                   SCHEDULE II
          PROVISIONS FOR MEETINGS OF THE HOLDERS OF THE DEBT SECURITIES

1.   Definitions

     In this Agreement and the Conditions of the Debt Securities, the following expressions have the following meanings:

     "Block Voting Instruction" means, in relation to any Meeting, a document in the English language issued by the Agent:

     (a) certifying that certain specified Debt Securities (the "deposited Debt Securities") have been deposited with the Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

          (i)  the conclusion of the Meeting; and

          (ii) the surrender to the Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the deposited or blocked Debt Securities and notification thereof by the Agent to the Republic;

     (b) certifying that the depositor of each deposited Debt Security or a duly authorized person on its behalf has instructed the Agent that the votes attributable to such deposited Debt Security are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

     (c) listing the total number and (if in definitive form) the certificate numbers of the deposited Debt Securities, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

     (d) authorizing a named individual or individuals to vote in respect of the deposited Debt Securities in accordance with such instructions;

     "Chairman" means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

     "Conditions" mean the terms and conditions of the Debt Securities, substantially in the form of Exhibit I and as modified from time to time in accordance with their terms, and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof;

     "Extraordinary Resolution" means:

     (a)  in relation to any Reserved Matter:

          (i) a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority consisting of not less than 75% of the aggregate principal amount of all outstanding Debt Securities; or

          (ii) a resolution in writing signed by or on behalf of holders of not less than 75% of the aggregate principal amount of all outstanding Debt Securities; and

     (b)  in relation to any other matter:

          (i) a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority consisting of not less than 66.67% of the aggregate principal amount of the outstanding Debt Securities which are represented at that Meeting; or

          (ii) a resolution in writing signed by or on behalf of holders of not less than 66.67% of the aggregate principal amount of all outstanding Debt Securities;

     "Meeting" means a meeting of holders of the Debt Securities (whether originally convened or resumed following an adjournment);

     "Proxy" means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction other than:

     (a) any such person whose appointment has been revoked and in relation to whom the Fiscal Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

     (b) any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

     "Relevant Fraction" means:

     (a) for all business other than voting on an Extraordinary Resolution, one tenth;

     (b) for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, one more than half; and

     (c) for voting on any Extraordinary Resolution relating to a Reserved Matter, three quarters;

     provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum it means:

     (a) for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding

          Debt Securities represented or held by the Voters actually present at the Meeting; and

     (b) for voting on any Extraordinary Resolution relating to a Reserved Matter, one quarter;

     "Reserved Matter" means any proposal to:

     (a) change any date, or the method for determining the date, fixed for payment of principal or interest in respect of the Debt Securities, to reduce the amount of principal or interest payable on any date in respect of the Debt Securities or to alter the method of calculating the amount of any payment in respect of the Debt Securities on redemption or maturity or the date for any such payment;

     (b) effect the exchange or substitution of the Debt Securities for, or the conversion of the Debt Securities into, shares, bonds or other obligations or securities of the Republic or any other person or body corporate formed or to be formed;

     (c)  reduce or cancel the principal amount of the Debt Securities;

     (d) vary the currency or place of payment in which any payment in respect of the Debt Securities is to be made;

     (e)  amend the status of the Debt Securities;

     (f) amend the obligation of the Republic to pay additional amounts under Condition 2;

     (g) amend the Events of Default or the Events of Acceleration set out in Condition 4;

     (h) amend the law governing the Debt Securities, the courts to the jurisdiction to which the Republic has submitted in the Debt Securities, the Republic's obligation to maintain an agent for service of process in the United States or the Republic's waiver of immunity, in respect of actions or proceedings brought by any holder of the Debt Securities set out in Condition 6 and 7;

     (i) modify the provisions contained in this Schedule concerning the quorum required at any Meeting or any adjournment thereof or concerning the majority required to pass an Extraordinary Resolution or the percentage of votes required for the taking of any action;

     (j) change the definition of "Extraordinary Resolution" or "outstanding" in the conditions of the Debt Securities and/or in this Schedule.

     (k) instruct any holder of the Debt Securities or committee appointed on behalf of all holders of the Debt Securities pursuant to paragraph 17 of this Schedule to withdraw, settle or compromise any proceeding or claim being asserted pursuant to Condition 4;

     (l) confer upon any committee appointed pursuant to paragraph 17 of this Schedule any powers or discretions which the holder of the Debt Securities could themselves exercise by Extraordinary Resolution; or

     (m)  amend this definition;

     "Voter" means, in relation to any Meeting, the bearer of a Voting Certificate, a Proxy or the bearer of a Debt Security in definitive form who produces such Debt Security in definitive form at the Meeting;

     "Voting Certificate" means, in relation to any Meeting, a certificate in the English language issued by the Agent and dated in which it is stated:

     (a) that certain specified Debt Securities (the "deposited Debt securities") have been deposited with the Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

          (i)  the conclusion of the Meeting; and

          (ii) the surrender of such certificate to the Agent; and

     (b) that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the deposited Debt Securities;

     "24 hours" means a period of 24 hours including all or part of a day upon which banks are open for business in both of the places where the relevant Meeting is to be held and in each of the places where the Agent has its address, as specified in Schedule I, (disregarding for this purpose the day upon which such Meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

     "48 hours" means 2 consecutive periods of 24 hours.

2.   Issue Of Voting Certificates And Block Voting Instructions

     The holder of a Debt Security may obtain a Voting Certificate from the Agent or require the Agent to issue a Block Voting Instruction by depositing such Debt Security with the Agent or arranging for such Debt Security to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. A Voting Certificate or Block Voting Instruction shall be valid until the release of the deposited Debt Securities to which it relates. So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Debt Securities to which it relates for all purposes in connection with the Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Debt Security.

3.   References To Deposit/Release Of Debt Securities

     Where Debt Securities are represented by the Global Debt Securities or are held in definitive form within a clearing system, references to the deposit, or release, of Debt Securities shall be construed in accordance with the usual practices (including blocking the relevant account) of such clearing system.

4.   Validity Of Block Voting Instructions

     A Block Voting Instruction shall be valid only if it is deposited at the address of the Fiscal Agent, as specified in Schedule I, or at some other place approved by the Fiscal Agent, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Fiscal Agent requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Fiscal Agent shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.   Convening Of Meeting

     The Republic may convene a Meeting at any time, and shall be obliged to do so upon the request in writing of holders of the Debt Securities holding not less than one tenth of the aggregate principal amount of the outstanding Debt Securities delivered at the address of the Fiscal Agent, as specified in Schedule I.

6.   Notice

     At least 21 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the holders of the Debt Securities and the Agent (with a copy to the Republic). The notice shall set out the full text of any resolutions to be proposed and shall state that the Debt Securities may be deposited with, or to the order of, the Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

7.   Chairman

     An individual (who may, but need not, be a holder of the Debt Securities) nominated in writing by the Republic may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair, failing which the Republic may appoint a Chairman. The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.   Quorum

     The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Debt

     Securities; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Debt Securities is represented by the Global Debt Security, a single Proxy representing the holder thereof shall be deemed to be two Voters for the purpose of forming a quorum.

9.   Adjournment For Want Of Quorum

     If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

     (a) in the case of a Meeting requested by holder of the Debt Securities, it shall be dissolved; and

     (b) in the case of any other Meeting, it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines; provided, however, that:

          (i)  the Meeting shall be dissolved if the Republic so decides; and

          (ii) no Meeting may be adjourned more than once for want of a quorum.

10.  Adjourned Meeting

     The Chairman may, with the consent of (and shall if directed by) any Meeting, adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.  Notice Following Adjournment

     Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

     (a) 10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

     (b) the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

     It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.  Participation

     The following may attend and speak at a Meeting:

     (a)  Voters;

     (b)  representatives of the Republic and the Fiscal Agent;

     (c)  the financial advisers of the Republic;

     (d)  the legal counsel to the Republic and the Fiscal Agent; and

     (e)  any other person approved by the Meeting.

13.  Show Of Hands

     Except where the proviso to paragraph 8 (Quorum) applies, every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman's declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution.

14.  Poll

     A demand for a poll shall be valid if it is made by the Chairman, the Republic or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Debt Securities. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.  Votes

     Every Voter shall have:

     (a)  on a show of hands, one vote; and

     (b) on a poll, one vote in respect of each U.S. dollars 1,000 in aggregate face amount of the outstanding Debt Securities represented or held by him.

     In the case of a voting tie the Chairman shall have a casting vote.

     Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way.

16.  Validity Of Votes By Proxies

     Any vote by a Proxy in accordance with the relevant Block Voting Instruction shall be valid even if such Block Voting Instruction or any instruction pursuant to which it was given has been amended or revoked, provided that the Fiscal Agent has not been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction Proxy to vote at the Meeting when it is resumed.

17.  Powers

     A Meeting shall have power (exercisable by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

     (a)  to approve any Reserved Matter;

     (b) to approve any proposal by the Republic for any modification, abrogation, variation or compromise of any of the Conditions or any arrangement in respect of the obligations of the Republic under or in respect of the Debt Securities;

     (c) to approve the substitution of any person for the Republic (or any previous substitute) as principal obligor under the Debt Securities;

     (d) to waive any breach or authorize any proposed breach by the Republic of its obligations under or in respect of the Debt Securities or any act or omission which might otherwise constitute an event of default under the Debt Securities;

     (e) to authorize the Fiscal Agent or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

     (f) to give any other authorization or approval which is required to be given by Extraordinary Resolution; and

     (g) to appoint any person or persons (whether holder of the Debt Securities or not) as a committee or committees to represent the interests of the holder of the Debt Securities (in any discussions with the Republic or any other creditors of the Republic in connection with any Event of Default, Event of Acceleration, any proposed restructuring of the Debt Securities or other indebtedness of the Republic or otherwise) and to confer upon a committee or committees (appointed pursuant to this paragraph or Condition 5) any powers or discretions which the holder of the Debt Securities could themselves exercise by Extraordinary Resolution.

18.  Extraordinary Resolution Binds All Holders

     An Extraordinary Resolution shall be binding upon all holders of the Debt Securities whether or not present at such Meeting and each of the holder of the Debt Securities shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the holder of the Debt Securities and the Agent (with a copy to the Republic) within 14 days of the conclusion of the Meeting.

19.  Minutes

     Minutes shall be made of all resolutions and proceedings at each Meeting. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarized and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20.  Outstanding Debt Securities

     For the purposes of (i) ascertaining the right to attend and vote at any Meeting, and (ii) Conditions 4 and 5, those Debt Securities (if any) which are for the time being held by any person (including but not limited to the Republic) for the benefit of the Republic or by any public body owned or controlled, directly or indirectly, by the Republic shall (unless and until ceasing to be so held) be deemed not to remain outstanding.

                                    EXHIBIT I

                                  FORM OF NOTE


                               REPUBLIC OF HUNGARY

                          FLOATING RATE NOTES DUE 2006



This Debt Security is a Global Debt Security within the meaning of the Fiscal Agency Agreement and is registered in the name of Cede & Co., as the nominee of The Depository Trust Company, a New York Corporation ("DTC"). This Debt Security may not be exchanged in whole or in part for a debt security registered, and no transfer of this Debt Security in whole or in part may be registered, in the name of any person other than DTC or a nominee thereof, except in the limited circumstances described in the Conditions referred to within this Debt Security.

Unless this certificate is presented by an authorized representative of DTC, to the Republic of Hungary or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co., or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co., or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co. has an interest herein.

             PAYABLE AS TO PRINCIPAL AND INTEREST IN LAWFUL MONEY OF
                          THE UNITED STATES OF AMERICA
                             FULLY REGISTERED NOTES



                                                            ***100,000,000.00***

                                                             CUSIP No. 445545AB2
                                                       COMMON CODE No. 020817780



                                                       REGISTERED No.  _________


REGISTERED HOLDER: Cede & Co., or its registered assigns


PRINCIPAL SUM  OF ONE HUNDRED MILLION DOLLARS

THE REPUBLIC OF HUNGARY (the "Republic"), for value received, hereby promises to pay to the registered owner specified above or registered assigns on the 15th day of December, 2006, upon presentation and surrender of this Global Debt Security, the principal sum specified above in lawful money of the United States of America at the office of Citibank, N.A. in London or The City of New York, New York, and to pay interest thereon in like money in the manner provided in the Conditions endorsed hereon from December 15, 2004, or from the most recent interest payment date to which interest has been paid, or duly provided for, such interest to be payable quarterly at the floating rate calculated as provided in the Conditions endorsed hereon on the 15th day of March, on the 15th day of June, on the 15th day of September, and on the 15th day of December in each year (each an "Interest Payment Date") until the principal of this Global Debt Security shall have been paid, the first of such payments of interest to become due and payable on the 15th day of March, 2005. Notwithstanding anything to the contrary provided herein, any payment of principal or interest falling due on a day which is not a business day for the Fiscal Agent (as defined in the Fiscal Agency Agreement between the Republic and Citibank, N.A., London, dated as of December 15, 2004) will be payable on the next succeeding business day and no interest shall accrue for the intervening period, provided however that if that next succeeding business day falls in the next calendar month, such payment of principal or interest will be payable on the first preceding business day. The interest so payable on any such Interest Payment Date will be paid to the person in whose name this Global Debt Security is registered at the close of business on the fifteenth day (whether or not such day is a business day) preceding such Interest Payment Date (each a "Record Date").

          This Global Debt Security is a direct, unconditional, unsecured and general obligation of the Republic. This Global Debt Security ranks and will rank at least equally in right of payment with all other unsecured and unsubordinated payment obligations of the Republic outstanding at the date of issue of this Global Debt Security or issued thereafter, except for such obligations as may be preferred by mandatory provisions of applicable law. This Global Debt Security will be backed by the full faith and credit of the Republic. The Republic will give no preference to one obligation over another on the basis of priority of issue date or currency of payment.

          This Global Debt Security is not redeemable prior to maturity at the option of the Republic or of the registered holders thereof.

          This Global Debt Security is subject to the Conditions endorsed on the reverse hereof and shall not be valid or enforceable for any purpose unless authenticated by the manual signature of the Fiscal Agent. This Global Debt Security shall be dated the date of its authentication by the Fiscal Agent.

          IN WITNESS WHEREOF, the Republic has caused this Global Debt Security to be duly executed by the facsimile signature of Mr. Ferenc Szarvas and a facsimile of the written, printed or stamped name of the Republic to be hereon imprinted.




                          On behalf of the Republic of Hungary



                          By:    ____________________________
                          Name:  Ferenc Szarvas
                          Title: Chief Executive Officer of the Government Debt
                                 Management Agency Ltd. of the Republic of
                                 Hungary as attorney for the Republic of Hungary
                                 represented by its Minister of Finance



FISCAL AGENT'S CERTIFICATE
OF AUTHENTICATION

This is a permanent global debt security evidencing the Debt Securities referred to in the aforementioned
Fiscal Agency Agreement



Citibank, N.A.


By: _________________________
    AUTHORIZED SIGNATURE

DATED:




--------------------------------------------------------------------------------

                        THE CONDITIONS WITHIN REFERRED TO

          1. This Global Debt Security is one of the permanent global securities evidencing a duly authorized issue of Floating Rate Notes due 2006 of the Republic (each a "Debt Security" and, collectively and including this Global Debt Security, the "Debt Securities"), limited in aggregate principal amount to U.S. $100,000,000 and issued under the Fiscal Agency Agreement dated as of December 15, 2004 (as the same may be amended, supplemented or otherwise modified from time to time, the "Fiscal Agency Agreement"), between the Republic, and Citibank, N.A., London, as fiscal agent (the "Fiscal Agent" or "Agent"), to which Fiscal Agency Agreement reference is hereby made for a statement of the respective rights, duties, limitations of rights, obligations and immunities thereunder of the Republic, the Agent and the holders of the Debt Securities. The Debt Securities are issuable as fully registered Debt Securities without coupons in denominations of $1,000 and integral multiples of $1,000 in lawful money of the United States of America.

          The Republic may from time to time, without the consent of the holders of the Debt Securities, create and issue further debt securities having the same terms and conditions as the Debt Securities in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Debt Securities.

          2. All payments made in respect of this Global Debt Security, including payments of principal and interest, to a holder that is not a resident of the Republic, shall be made by the Republic without withholding or deduction for or on account of any present or future taxes, duties, levies or other governmental charges of whatever nature, imposed or levied by the Republic or by any political subdivision or taxing authority therein or thereof ("Taxes"). If the Republic is required by law to deduct or withhold any such amounts, it will pay such additional amounts (including any deduction or withholding with respect to additional amounts) to the holder hereof who is not a resident of Hungary as may be necessary so that every net payment of the principal of and interest on this Global Debt Security paid to such holder after making all such deductions and withholdings shall equal the amount provided for in this Global Debt Security to be then due and payable, except that there will be no additional amounts paid with respect to this Global Debt Security to the holder hereof if such Taxes:

          (i) would not have been imposed but for some present or former connection (or a connection of a fiduciary, shareholder or other related party) of the holder with the Republic, including the holder being or having been a citizen or resident of the Republic or being or having been engaged in a trade or business or present in the Republic or having, or having had, a permanent establishment in the Republic;

          (ii) are imposed on a payment to an individual and is required to be made pursuant to the European Council Directive 2003/48/EC or any other directive implementing the conclusions of the EU Council of Finance Ministers meeting of November 26 and 27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive;

         (iii) are imposed because the holder presents a Debt Security in definitive form for payment more than thirty (30) days after the date on which the payment became due and payable;

          (iv) constitute an estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or governmental charge;

          (v)  are payable other than by withholding;

          (vi) would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the holder's nationality, residence or identity (or the nationality, residence or identity of the beneficial owner of this Global Debt Security), if such holder's compliance is required by the laws of the Republic or of any political subdivision or taxing authority of the Republic to avoid or reduce such tax and if such compliance is not materially more onerous (in form, in procedure and in the substance of information disclosed) than comparable information or other reporting requirements imposed under United States tax law;

         (vii) are required to be withheld by any paying agent from a payment on this Global Debt Security if such payment can be made without such withholding by another paying agent; or

        (viii) are imposed as a result of any combination of the items listed above.

          Furthermore, no additional amounts shall be paid with respect to any Debt Security to a holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that the settlors with respect to such fiduciary, partner or beneficial owner, as the case may be, would not have been entitled to payment of such additional amounts if they held this Global Debt Security themselves.

          In the event that the Republic is required to deduct or withhold Taxes with respect to a holder, the Republic will make such deduction or withholding and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The Republic will furnish such holder, upon request, within a reasonable period of time after the date of the payment of any Taxes due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the Republic.

          3. As long as any Debt Security remains outstanding, the Republic will not allow any Security Interest to be established on any of the Republic's or the National Bank of Hungary's assets or revenues, present or future, in order to secure (i) any Public External Indebtedness of the Republic having an original maturity of at least one year; or (ii) any Public External Indebtedness of the National Bank of Hungary having an original maturity of at least one year and incurred on or prior to December 31, 1998, unless the debt securities are secured equally and rateably to this external indebtedness.

          For these purposes:

          "External Indebtedness" means any obligation in respect of existing or future Indebtedness denominated or payable, or at the option of the holder thereof payable, in a currency other than the lawful currency of the Republic of Hungary. If at any time the lawful currency of the Republic of Hungary becomes the Euro, then External Indebtedness shall also include Indebtedness expressed in or payable or optionally payable in Euro, if (i) such Indebtedness was issued after the date on which the Euro became the lawful currency of the Republic of Hungary, and (ii) more than 50% of the aggregate principal amount of such Indebtedness was initially placed outside the Republic of Hungary.

          "Public External Indebtedness" means External Indebtedness which: (i) is in the form of, or represented by, bonds, notes or other similar securities; and (ii) is, or may be, quoted, listed or ordinarily purchased and sold on any stock exchange, automated trading system or over-the-counter or other securities market.

          "Indebtedness" means any indebtedness of any Person (whether incurred as principal or surety) for money borrowed.

          "Person" means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state or other entity, whether or not having separate legal personality.

          "Security Interest" means any lien, pledge hypothecation, mortgage, security interest, charge or other encumbrance or arrangement which has a similar legal and economic effect, and, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction.

          4.   An "Event of Default" means any of the following:

          (i) the Republic fails to pay the principal of or interest on any of the Debt Securities for more than 30 days after payment is due; or

          (ii) the Republic does not perform any of its other covenants under any of the Debt Securities for more than 60 days after the holder of the Debt Security has given written notice of the breach to the Republic at the Fiscal Agent's corporate trust office.

          An "Event of Acceleration" means any of the following:

          (i) any action, condition or any other thing which at any time is required to be taken, fulfilled or done in order: (A) to enable the Republic lawfully to enter into, exercise its rights and perform and comply with its obligations under and in respect of the Debt Securities, (B) to ensure that those obligations are legal, valid, binding and enforceable and (C) subject to their official translation into the Hungarian language, to make the Debt Securities admissible in evidence in the courts of the Republic of Hungary, is not taken, fulfilled or done within 30 days of receipt by the Republic of written notice thereof; or

          (ii) it becomes illegal for the Republic to perform any of its obligations under the Debt Securities or if these obligations become invalid and not remedied by the Republic within 30 days' written notice thereof.

          If an Event of Default or an Event of Acceleration occurs, all of the Debt Securities may, by written notice addressed and delivered by the holders of at least 25% of the aggregate principal amount of the outstanding Debt Securities to the Republic at the office of the Fiscal Agent, be declared to be immediately due and payable, unless prior to such date the Republic shall have remedied the Event of Default or Event of Acceleration for all the Debt Securities.

          If the Fiscal Agent receives notice in writing from holders of at least 50% in aggregate principal amount of the outstanding Debt Securities and/or a resolution is passed at a meeting of the holders of the Debt Securities, duly convened and held in accordance with the Fiscal Agency Agreement, to the effect that the Event(s) of Default and/or Event(s) of Acceleration giving rise to a declaration of acceleration made pursuant to the conditions above is or are cured or is or are waived by them following any such declaration and that such holders request the Fiscal Agent to rescind the relevant declaration, the Fiscal Agent shall, by notice in writing to the Republic and the holders, rescind the relevant declaration whereupon it shall be rescinded and shall have no further effect.

          The Republic is not obliged to provide investors with periodic evidence that there are no Events of Default and/or Events of Acceleration. Please also note that the Fiscal Agency Agreement does not provide for the holders to be notified of the existence of an Event of Default or an Event of Acceleration or for any right to examine the Debt Securities register.

          5. The Fiscal Agency Agreement contains provisions for convening meetings of holders of the Debt Securities to consider matters relating to the Debt Securities, including, without limitation, the modification of any provision of the terms of the Debt Securities. Any such modification may be made if, having been approved in writing by the Republic, it is sanctioned by an Extraordinary Resolution. Such a meeting may be convened by the Republic and shall be convened by the Fiscal Agent upon the request in writing of holders holding not less than 10% of the aggregate principal amount of the outstanding Debt Securities. The quorum at any meeting of holders convened to vote on an Extraordinary Resolution will be two or more persons holding or representing not less than 50% of the aggregate principal amount of the outstanding Debt Securities or, at any adjourned meeting of holders, two or more persons being or representing holders, whatever the aggregate principal amount of the outstanding Debt Securities held or represented; provided, however, that any proposals relating to a Reserved Matter may only be sanctioned by an Extraordinary Resolution passed at a meeting of holders at which two or more persons holding or representing not less than 75% of the aggregate principal amount of the outstanding Debt Securities or, at any adjourned meeting, 25% of the aggregate principal amount of the outstanding Debt Securities form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the holders of the Debt Securities, whether present or not.

          If a resolution is brought in writing, such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more holders.

          For these purposes:

          "Extraordinary Resolution" means:

          (i)  in relation to any Reserved Matter:

               (x) a resolution passed at a meeting of holders duly convened and held in accordance with the Fiscal Agency Agreement by a majority consisting of not less than 75% of the aggregate principal amount of all outstanding Debt Securities; or

               (y) a resolution in writing signed by or on behalf of holders of not less than 75% of the aggregate principal amount of all outstanding Debt Securities; and

          (ii) in relation to any other matter:

               (x) a resolution passed at a meeting of holders duly convened and held in accordance with the Fiscal Agency Agreement by a majority consisting of not less than 66.67% of the aggregate principal amount of the outstanding Debt Securities which are represented at that meeting; or

               (y) a resolution in writing signed by or on behalf of holders of not less than 66.67% of the aggregate principal amount of all outstanding Debt Securities.

          "Reserved Matter" means any proposal to:

          (i) change any date, or the method for determining the date, fixed for payment of principal or interest in respect of the Debt Securities, to reduce the amount of principal or interest payable on any date in respect of the Debt Securities or to alter the method of calculating the amount of any payment in respect of the Debt Securities on redemption or maturity or the date for any such payment;

          (ii) effect the exchange or substitution of the Debt Securities for, or the conversion of the Debt Securities into, shares, bonds or other obligations or securities of the Republic or any other person or body corporate formed or to be formed;

         (iii) reduce or cancel the principal amount of the Debt Securities;

          (iv) vary the currency or place of payment in which any payment in respect of the Debt Securities is to be made;

          (v)  amend the status of the Debt Securities;

          (vi) amend the obligation of the Republic to pay additional amounts under Condition 2;

         (vii) amend the Events of Default or the Events of Acceleration set out in Condition 4;

        (viii) amend the law governing the Debt Securities, the courts to the jurisdiction to which the Republic has submitted in the Debt Securities, the Republic's obligation to maintain an agent for service of process in the United States or the Republic's waiver of immunity, in respect of actions or proceedings brought by any holder of the Debt Securities set out in Conditions 6 and 7;

          (ix) modify the provisions contained in this Schedule concerning the quorum required at any meeting of holders of the Debt Securities or any adjournment thereof or concerning the majority required to pass an Extraordinary Resolution or the percentage of votes required for the taking of any action;

          (x) change the definition of "Extraordinary Resolution" or "outstanding" in these conditions of the Debt Securities and/or in the Fiscal Agency Agreement;

          (xi) instruct any holder of the Debt Securities or committee appointed on behalf of all holders of the Debt Securities pursuant to the Fiscal Agency Agreement to withdraw, settle or compromise any proceeding or claim being asserted pursuant to Condition 4;

         (xii) confer upon any committee appointed pursuant to the Fiscal Agency Agreement any powers or discretions which the holder of the Debt Securities could themselves exercise by Extraordinary Resolution; or

        (xiii) amend this definition.

          The holders of the Debt Securities may, by a resolution passed at a meeting of holders duly convened and held in accordance with the Fiscal Agency Agreement by a majority of at least 50% in aggregate principal amount of the Debt Securities then outstanding, or by notice in writing to the Fiscal Agent signed by or on behalf of the holders of at least 50% in aggregate principal amount of the Debt Securities then outstanding, appoint any persons as a committee to represent the interests of the holders if any of the following events shall have occurred:

          (i)  an Event of Default or an Event of Acceleration;

          (ii) any event or circumstance which would, with the giving of notice, lapse of time, the issuing of a certificate and/or fulfillment of any other requirement provided for in Condition 4 become an Event of Default or an Event of Acceleration; or

         (iii) any public announcement by the Republic, to the effect that the Republic is seeking or intends to seek a restructuring of the Debt Securities (whether by amendment, exchange offer or otherwise).

          Such committee in its discretion may, among other things, (i) engage legal advisers and financial advisers to assist it in representing the interests of the holders of the Debt Securities, (ii) adopt such rules as it considers appropriate regarding its proceedings and (iii) enter into discussions with the Republic and/or other creditors of the Republic. The Republic shall pay any reasonably incurred fees and expenses of any such committee (including, without limitation, the fees and expenses of the committee's legal advisers and financial advisers, if any) within 30 days of the delivery to the Republic of a reasonably detailed invoice and supporting documentation.

          For the purposes of (i) ascertaining the right to attend and vote at any meeting of the holders of the Debt Securities and (ii) Conditions 4 and 5, those Debt Securities (if any) which are for the time being held by any person (including but not limited to the Republic) for the benefit of the Republic or by any public body owned or controlled, directly or indirectly, by the Republic shall (unless and until ceasing to be so held) be deemed not to remain outstanding.

          6. As more fully set forth in the Fiscal Agency Agreement, the Republic has appointed the Embassy of the Republic of Hungary, Office at the Trade Commissioner, 150 East 58th Street, 33rd Floor, New York, New York 10155, as its authorized agent upon which process may be served in any action arising out of or based on the Debt Securities which may be instituted in any Federal or State court in New York, New York by the holder of any Debt Security, and the Republic hereby expressly accepts the jurisdiction of any such court in respect of any such action. Such appointment shall be irrevocable so long as any of the Debt Securities remain outstanding, unless and until a successor shall have been appointed by the Republic as its authorized agent for such purpose and such successor authorized agent shall have accepted such appointment. Notwithstanding the foregoing, any action arising out of or based on the Debt Securities may be instituted by the holder of any Debt Security in any competent court in the Republic of Hungary. The Republic hereby waives irrevocably, to the fullest extent permitted by law, any immunity from jurisdiction to which it might otherwise be entitled in any such action which may be instituted by the holder of any Debt Security in Federal or State court in New York, New York or in any competent court in the Republic of Hungary. This waiver is intended to be effective upon execution of this Global Debt Security without further act by the Republic before any such court, and introduction of this Global Debt Security into evidence shall be final and conclusive evidence of such waiver. Such waiver constitutes only a limited and specific waiver for the purposes of the Debt Securities and under no circumstances shall it be interpreted as a general waiver by the Republic or a waiver with respect to proceedings unrelated to the Debt Securities. Neither such appointment nor such waiver shall be interpreted to include the waiver of any immunity with respect to: (i) actions brought against the Republic under U.S. State or Federal securities laws; (ii) present or future "premises of the mission" as defined in the Vienna

Convention on Diplomatic Relations signed in 1961; (iii) "Consular premises" as defined in the Vienna Convention on Consular Relations signed in 1963; (iv) any other property or assets used solely or mainly for official state purposes in the Republic or elsewhere; or (v) military property or military assets or property or assets of the Republic related thereto.

          7. This Global Debt Security shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law principles of such State (other than Section 5-1401 of the General Obligation Law of the State of New York), except with respect to its authorization and execution by the Republic, which shall be governed by the laws of the Republic of Hungary.

          8. Except as set forth in this Condition 8, the Debt Securities are issuable only as fully registered global securities, without coupons, each registered in the name of DTC, a nominee thereof or a successor to DTC or a nominee thereof, and

          (i) no Global Debt Security may be transferred, except in whole and not in part, and only to DTC, one or more nominees of DTC or one or more respective successors of DTC and its nominees; and

          (ii) no Global Debt Security may be exchanged for any Debt Security other than another Global Debt Security.

          Notwithstanding any other provisions of the Fiscal Agency Agreement or this Global Debt Security, a Global Debt Security may be transferred to, or exchanged for registered Debt Securities registered in the name of, a person other than DTC, a nominee of DTC or a successor of DTC or its nominee if:

          (i) DTC (a) notifies the Republic that it is unwilling or unable to continue as depository for such Global Debt Security or (b) ceases to be a clearing agency registered under the Securities Exchange Act of 1934 at a time when it is required to be, and in either such case (a) or (b) a successor depository is not appointed by the Republic within 90 days after receiving such notice or becoming aware that DTC is no longer so registered;

          (ii) the Republic, in its sole discretion, instructs the Fiscal Agent in writing that a Global Debt Security shall be so transferable and exchangeable; or

         (iii) there shall have occurred and be continuing an Event of Default and/or Event of Acceleration with respect to the Debt Securities evidenced by this Global Debt Security.

          Registered Debt Securities issued in exchange for this Global Debt Security will be registered in such names, and issued in such denominations (of $1,000 and integral multiples thereof), as an authorized representative of DTC shall request.

          9. The Republic will maintain for the Debt Securities (i) a Paying Agent and Registrar in the City of London, England or The City and State of New York, and (ii) if the Debt Securities are issued in definitive form, a transfer agent and paying agent in The City and State of New York. The Republic will cause the Registrar to maintain a register in which shall be entered the names and addresses of the holders of the Debt Securities of this issue and the particulars of the Debt Securities held by them respectively and in which, subject to Condition 8 above, transfers of the Debt Securities shall be registered. Such Paying Agent and Registrar in England shall be Citibank, N.A., London, unless and until the Republic appoints a different Paying Agent or Registrar (if applicable) in the same city. The Republic will appoint a transfer agent and paying agent as or when required in The City and State of New York. The holders of the Debt Securities may serve notices and demands with respect to the Debt Securities at the office of any Paying Agent and Registrar maintained pursuant to this Condition. In addition, all notices of the Republic will be published in English in London in the Financial Times and in New York in The Wall Street Journal (U.S. Edition). If at any time publication in any such newspaper is not practicable, notices will be valid if published in such English language newspaper with general circulation in the respective market regions as the Republic shall determine. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made.

          10. Subject to Condition 8 above, this Global Debt Security is transferable upon presentation for such purpose at the aforesaid office, accompanied by a written instrument of transfer in form approved by the Republic executed by the registered holder hereof or by his duly authorized attorney, whereupon this Global Debt Security will be canceled and one or more Debt Securities of this issue for an equal aggregate principal amount will be delivered to the transferee.

          11. Subject to Condition 8 above, Debt Securities of this issue upon presentation for such purpose at the office of the Registrar referred to in Condition 9, accompanied by a written instrument of transfer in form approved by the Republic executed by the registered holder or by his duly authorized attorney, may be exchanged for an equal aggregate principal amount of other fully registered Debt Securities of this issue in other authorized denominations.

          12. Subject to Condition 8 above, the Republic will make transfers and exchanges of Debt Securities of this issue as aforesaid upon compliance by the holders of the Debt Securities with such reasonable regulations as may be prescribed by the Republic, and the Republic shall not be entitled to make any charge in respect to transfers and exchanges of Debt Securities of this issue, other than in respect of transfer taxes, if any. Each Debt Security issued upon any such transfer or exchange shall be dated the date of its authentication by the Fiscal Agent.

          13. Interest on the Debt Securities of this issue shall be computed at a rate equal to the three-month USD LIBOR plus 0.03% per annum on the basis of the actual number of days in the applicable Interest Period (as defined herein) divided by 360.

          The term "three-month USD LIBOR" means, with respect to any Interest Determination Date:

          (a) the rate for three-month deposits in United States dollars commencing on the second London banking day succeeding the Interest Determination

               Date, that appears on the Telerate Page 3750 (as described below) as of 11:00 a.m., London time, on the Interest Determination Date; or

          (b) if no rate appears on the particular Interest Determination Date on the Telerate Page 3750, the rate calculated by the Calculation Agent (as described below) as the arithmetic mean of at least two offered quotations obtained by the Calculation Agent after requesting the principal London offices of each of four major reference banks in the London interbank market to provide the Calculation Agent with its offered quotation for deposits in United States dollars for the period of three months, commencing on the second London banking day succeeding the Interest Determination Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on that Interest Determination Date and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

          (c) if fewer than two offered quotations referred to in clause (b) are provided as requested, the rate calculated by the Calculation Agent as the arithmetic mean of the rates quoted at approximately 11:00 a.m., New York time, on the particular Interest Determination Date by three major banks in The City of New York selected by the Calculation Agent for loans in United States dollars to leading European banks for a period of three months commencing on the second London banking day succeeding the Interest Determination Date, and in a principal amount that is representative for a single transaction in United States dollars in that market at that time; or

          (d) if the banks so selected by the Calculation Agent are not quoting as mentioned in clause (c), three-month USD LIBOR in effect immediately prior to the particular Interest Determination Date.

          "Telerate Page 3750" means the display on Telerate (or any successor service) on such page (or any other page as may replace such page on such service) or such other service or services as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying the London interbank rates major banks for United States dollars.

          "London banking day" means a day on which commercial banks are open for business, including dealings in United States dollars, in London, England.

          "Interest Determination Date" for any Interest Period shall be the second London banking day preceding the first day of such Interest Period. The term "Interest Period" refers to the period from and including December 15, 2004 to but excluding the first Interest Payment Date and each successive period from and including an Interest Payment Date to but excluding the next Interest Payment Date.

          Citibank, N. A., acting through its London office, shall serve as the "Calculation Agent" for the Notes. In the absence of willful default, bad faith or manifest error, the Calculation Agent's determination of three-month USD LIBOR and its calculation of the applicable interest rate for each Interest Period shall be final and binding. The Calculation Agent shall make available the interest rates for current and preceding Interest Periods by delivery of such notice through such medium as available to participants in DTC, Euroclear and Clearstream, Luxemburg, or any successor thereof, and in accordance with applicable respective rules and procedures as long as the Debt Securities are held in global form. In the event that the Debt Securities are held in definitive form, the interest rates for current and preceding Interest Periods will be published in the manner described above in Condition 9. The Republic shall have the right to replace the Calculation Agent with the London office of another leading commercial bank or investment bank in New York. If the appointed office of the Calculation Agent is unable or unwilling to continue to act as the Calculation Agent or fails to determine the interest rate for any Interest Period, the Republic shall appoint the London office of such other leading commercial bank or investment bank in New York as may be approved in writing by the Fiscal Agent.

          Unless other arrangements are made, payments of interest on this Global Debt Security will be made by check drawn on a bank or trust company in The City and State of New York payable to the order of the registered holder, or, in the case of joint holders, to the order of all such joint holders or to such person as the joint holders may request in writing, provided that payment of principal will be made only upon prior presentation and surrender of this Global Debt Security at the office of a Paying Agent of the Republic referred to in Condition 9. Such check shall be mailed to the address of the registered holder as such address shall appear on the register maintained by the Registrar pursuant to Condition 9 hereof, or, in the case of joint holders, to such registered address of that joint holder who is first named in the register as one of such joint holders or to such address specified in the aforementioned request of such joint holders. The registered holder hereof or his legal personal representatives will be regarded as exclusively entitled to the principal moneys hereby secured, and in the case of joint registered holders of this Global Debt Security the said principal monies shall be deemed to be owing to them on joint account. Any holder of Debt Securities, the aggregate principal amount of which equals or exceeds U.S. $1,000,000, may, by written notice to the Paying Agent no later than the Record Date therefor, elect to receive the interest payment in respect of such Debt Securities by wire transfer in same-day funds to a bank account maintained by such holder in the United States. The Debt Securities do not have the benefit of any sinking fund obligations.

          14. Claims for payment of the principal amount of this Debt Security shall become void ten years after such principal amount became due and payable. Claims for payment of interest on this Debt Security shall become void five years after relevant interest payment date on which the interest became due and payable.

          15. In case any Debt Security shall at any time become mutilated or destroyed or stolen or lost, and such Debt Security, or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Registrar referred to in Condition 9 above, a new Debt Security of like tenor and date will be issued by the Republic in exchange for the Debt Security so mutilated, or in lieu of the Debt Security so destroyed or stolen or lost, but, in the case of any destroyed or stolen or lost Debt Security, only upon receipt of evidence satisfactory to the Republic that such Debt Security was destroyed or stolen or lost, and, upon receipt also of indemnity satisfactory to the Republic. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Debt Security shall be borne by the owner of the Debt Security mutilated, destroyed, stolen or lost.
----------------------------------------------------------------------

                                  ABBREVIATIONS


          The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM-as tenants in          UNIF GIFT MIN ACT-______Custodian_______
  common                                      (Cust)   (Minor)

TEN ENT-as tenants by      Under Uniform Gifts to Minors Act________
the entireties                                               (State)

JT TEN-as joint tenants with right of survivorship and not as tenants in common Additional abbreviations may also be used though not in the above list

----------------------------------------------------------------------

                                    TRANSFER

          For Value Received the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[name and address including zip code and social security number or other identifying number of assignee] the within Debt Security, hereby irrevocably constituting and appointing

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Attorney to transfer the Debt Security on the register kept at the office of the Registrar of the Republic for such purpose in the Borough of Manhattan, The City of New York and State of New York, United States of America or London, with full power of substitution

dated this _______ day of __________, ____.   ______________________
                                              Signature

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Debt Security in every particular without alteration or enlargement or any change whatsoever and must be guaranteed by a commercial bank or trust company having its principal office or correspondent in The City of New York or by a member of the New York Stock Exchange.

                                       25